As filed with the Securities and Exchange Commission on February 11, 1997.

                                                           Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                 S3 INCORPORATED
             (Exact name of registrant as specified in its charter)


             Delaware                                      77-0204341
  ------------------------------                 ------------------------------
  (State or other jurisdiction of                       (I.R.S. Employer
  incorporation or organization)                       Identification No.)


  2801 Mission College Boulevard
     Santa Clara, California                                  95052
  ------------------------------                 ------------------------------
       (Address of Principal                               (Zip Code)
        Executive Offices)

                       1989 STOCK PLAN OF S3 INCORPORATED
               --------------------------------------------------
                            (Full title of the plan)


                                                            Copy to:
            GARY J. JOHNSON                            JORGE A. DEL CALVO
 President and Chief Executive Officer                  KAREN A. DEMPSEY
            S3 Incorporated                       Pillsbury Madison & Sutro LLP
    2801 Mission College Boulevard                        P.O. Box 7880
     Santa Clara, California 95052                   San Francisco, CA 94120
          (408) 980-5400                                 (415) 983-1000
    ------------------------------               ------------------------------
     (Name, address and telephone
     number, including area code,
         of agent for service)

                         CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------
  Title of           Amount       Proposed Maximum        Proposed           Amount of
Securities To         To Be        Offering Price     Maximum Aggregate    Registration
Be Registered     Registered(1)     per Share(2)      Offering Price(1)         Fee
----------------------------------------------------------------------------------------

Common Stock        1,570,196         $16.9375         $26,595,194.75        $8,059.14

----------------------------------------------------------------------------------------

(1)    Calculated pursuant to General Instruction E on Form S-8.

(2) Estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices as reported on the Nasdaq National Market on February 10, 1997.

                                -----------------

     The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

                        INFORMATION REQUIRED PURSUANT TO
                        --------------------------------
                        GENERAL INSTRUCTION E TO FORM S-8
                        ---------------------------------

General Instruction E Information

     This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

     The Registrant's Form S-8 Registration Statement filed with the Securities and Exchange Commission on April 7, 1993, August 1, 1994, February 13, 1995, May 16, 1995, April 18, 1996, and May 23, 1996, File Nos. 33-60666, 33-82280,
33-89388, 33-92372, 33-33726, and 333-04439 respectively, are hereby incorporated by reference.


Incorporation of Documents by Reference

     The following documents filed by Registrant with the Securities and Exchange Commission are incorporated by reference in this Registration
Statement:

     (1) The Registrant's Annual Report on Form 10-K (File No. 0-21126) for the fiscal year ended December 31, 1995, which contains, among other things, the consolidated financial statements of Registrant and certain supplementary data for the fiscal year ended December 31, 1995 together with the report thereon of Deloitte & Touche LLP, independent auditors.

     (2) The Registrant's Quarterly Reports on Form 10-Q (File No. 0-21126) for the quarters ended March 31, June 30 and September 30, 1996; the Registrant's Current Report on Form 8-K (File No. 0-21126), filed September 18, 1996.

     (3) The description of Registrant's common stock contained in the Registrant's Registration Statement on Form 8-A, filed on January 21, 1993.

     In addition, all documents subsequently filed by the Registrant pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on February 10, 1997.

                                        S3 INCORPORATED



                                        By          /s/  GARY J. JOHNSON
                                           -------------------------------------
                                                       Gary J. Johnson
                                                        President and
                                                   Chief Executive Officer
                                                (Principal Executive Officer)


     Pursuant to the requirements of the Securities Act of 1933, this Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


             Name                                    Title                           Date
             ----                                    -----                           ----


     /s/  GARY J. JOHNSON              President and Chief Executive Officer    February 10, 1997
-----------------------------------    (Principal Executive Officer) and
        Gary J. Johnson                Director


       GEORGE A. HERVEY*               Senior Vice President, Finance and       February 10, 1997
-----------------------------------    Chief Financial Officer (Principal
       George A. Hervey                Financial and Accounting Officer)


     DIOSDADO P. BANATAO*              Chairman of the Board                    February 10, 1997
-----------------------------------
      Diosdado P. Banatao


        TERRY N. HOLDT*                Vice Chairman of the Board               February 10, 1997
-----------------------------------
        Terry N. Holdt


        RONALD T. YARA*                Director                                 February 10, 1997
-----------------------------------
        Ronald T. Yara


                                       -3-


             Name                                    Title                           Date
             ----                                    -----                           ----


         JOHN C. COLLIGAN*             Director                                 February 10, 1997
-----------------------------------
         John C. Colligan


          ROBERT P. LEE*               Director                                 February 10, 1997
-----------------------------------
           Robert P. Lee


        CARMELO J. SANTORO*            Director                                 February 10, 1997
-----------------------------------
        Carmelo J. Santoro


*By    /s/  GARY J. JOHNSON
    -------------------------------
            Gary J. Johnson
           Attorney-in-Fact

                                INDEX TO EXHIBITS


Exhibit
Number                              Exhibit


5.1              Opinion regarding legality of securities to be offered.

23.1             Independent Auditors' Consent.

23.2             Consent of Pillsbury Madison & Sutro LLP (included in Exhibit
                 5.1).

24.1 to 24.8     Powers of Attorney for directors and certain officers
                 of S3 Incorporated, authorizing the signing of the registration statement on Form S-8 on their behalf.

                                       -5-